EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT



                                            State of               Percentage
         Subsidiary                      Incorporation              Ownership
         ----------                      -------------              ---------

First State Corp.                            Alabama                    100%

         Subsidiary of First State
         Corp.:

         First Financial Bank                Alabama                    100%